Exhibit 10.30.2

EXECUTION COPY

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 1, dated as of June 11, 2008 (this “Amendment”), to the EMPLOYMENT AGREEMENT, dated September 1, 2007 (the “Agreement”), by and between Applera Corporation, a Delaware corporation (the “Company”), and Mark P. Stevenson (the “Employee”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Agreement.

W I T N E S S E T H

WHEREAS, the parties hereto desire to amend the Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained in the Agreement and herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

1.      Amendment to Section 1 of the Agreement. The first sentence of Section 1 of the Agreement is amended to read in its entirety as follows:

“1. Employment. The Company agrees to employ Employee, and the Employee agrees to serve, as President and Chief Operating Officer of the Company after a Change in Control during the Period of Employment (as those terms are defined in Section 2 hereof).”

2.      Amendment to Section 2(f)(i) of the Agreement. The definition of “Period of Employment” as set forth in Section 2(f)(i) of the Agreement is hereby amended to read in its entirety as follows:

“(f) Period of Employment. (i) “Period of Employment” means, subject to the provisions of Section 2(f)(ii), the period of thirty-six (36) months commencing on the date of a Change in Control (as defined in Section 2(c) hereof) and the period of any extension or extensions thereof in accordance with the terms of this Section. Subject to the Agreement termination provisions of Section 11, the Period of Employment shall be extended automatically by one week for each week in which the Employee’s employment continues after the date of a Change in Control.”

3.      Amendment to Section 6(a) of the Agreement. The last sentence of Section 6(a) of the Agreement is hereby amended to read in its entirety as follows:

“The amounts and benefits set forth in clauses (i), (ii), and (iii) above in this Section 6(a), and incentive compensation payable to Employee pursuant to Section 4(b) hereof, including a pro rata share for any partial year, shall hereinafter be referred to as “Accrued Benefits.””

4.      Amendment to Section 6(b)(i) of the Agreement. Section 6(b)(i) of the Agreement is hereby amended to read in its entirety as follows:

“(i) within thirty (30) days after the date of termination, a lump sum equal to the greater of (A) the Employee’s Cash Compensation for the remainder of the Period of Employment or (B) two times the Employee’s Cash Compensation.”

5.      Amendment to Section 6(b)(iii) of the Agreement. Section 6(b)(iii) of the Agreement is hereby amended to read in its entirety as follows:

“(iii) three additional years of service credit under the Company’s Non-Qualified Plans and, for purposes of such plans, Employee’s final average pay shall be deemed to be his/her Cash Compensation for the year in which the date of termination occurs.”

6.      Amendment to Section 11 of the Agreement. Section 11 of the Agreement is hereby amended by deleting the final two sentences thereof, such that Section 11 of the Agreement shall read in its entirety as follows:

“11. Miscellaneous/Termination. This Agreement may be amended only by a subsequent written agreement of the Employee and the Company. This Agreement shall be binding upon and shall inure to the benefit of the Employee, the Employee’s heirs, executors, administrators, beneficiaries, and assigns and to the benefit of the Company and its successors. Notwithstanding anything in this Agreement to the contrary, nothing herein shall prevent or interfere with the ability of the Company to terminate the employment of the Employee prior to a Change in Control nor be construed to entitle Employee to be continued in his employment prior to a Change in Control and this Agreement shall terminate if Employee or the Company terminates Employee’s employment prior to a Change in Control. Similarly, nothing herein shall prevent the Employee from retiring under any of the Company’s retirement plans and receiving the corresponding benefits thereunder consistent with the treatment of other Company employees.”

7.      Limited Effect. Except as specifically amended hereby, the terms and provisions of the Agreement shall continue and remain in full force and effect and the valid and binding obligation of the parties thereto in accordance with its terms. All references in the Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the “Agreement” shall be deemed for all purposes to refer to the Agreement, as amended by this Amendment.

8.      Counterparts. This Amendment may be executed in counterparts, each of which shall be an original, with the same effect as of the signatures hereto and thereto were upon the same instrument.

9.      Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Connecticut without regard to the conflicts of law rules thereof.

IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

APPLERA CORPORATION

		By:	/s/ Barbara J. Kerr
Name: Barbara J. Kerr Title: Vice President, Human Resources

ATTEST:

By:	/s/ Thomas P. Livingston
Name: Thomas P. Livingston Title Vice President and Secretary

ACCEPTED AND AGREED:

		By:	/s/ Mark P. Stevenson
Mark P. Stevenson

4